Exhibit 99.1

Civitas Resources to Enter Permian Basin through Transformative Transactions

Highly accretive acquisitions to balance portfolio, create immediate scale, and enhance capital allocation flexibility

Denver (June 20, 2023) – Civitas Resources (NYSE: CIVI) (“CIVI” or the “Company”) today announced the signing of two definitive agreements to acquire oil producing assets in the Midland and Delaware Basins of west Texas and New Mexico. The agreements were signed with affiliates of Hibernia Energy III, LLC (“Hibernia”) and Tap Rock Resources, LLC (“Tap Rock”), which are respective portfolio companies of funds managed by NGP Energy Capital Management, L.L.C. (“NGP”), for total consideration of approximately $4.7 billion, subject to customary purchase price adjustments. The transactions will fundamentally transform Civitas into a stronger, more balanced, and sustainable enterprise with a deep inventory of high-return drilling opportunities in the heart of the Permian and DJ basins. Both transactions are subject to customary terms and conditions and are expected to close in the third quarter of 2023 with effective dates of July 1, 2023.

Civitas plans to hold a conference call to discuss the transactions at 6:30 a.m. MDT (8:30 a.m. EDT) on June 20, 2023. Participation details are included within this release. Slides accompanying today’s release are available at www.civitasresources.com.

Transaction Highlights

●	Permian Basin entry with immediate scale: The combined transactions will add approximately 68,000 net acres (90% held-by-production) in the Midland and Delaware basins and will add combined proved reserves of approximately 335 MMBoe, as of year-end 2022. The transactions will increase Civitas’ existing production by 60%, adding approximately 100 MBoe/d (54% oil) of current production with the acquired assets expected to average approximately 105 Mboe/d from close through year-end 2023.

●	Adds premium, low breakeven oil inventory, enhances oil-weighting and margins: Combined, the acquisitions will add about 800 gross locations with approximately two-thirds having an estimated IRR of more than 40% at $70/Bbl WTI and $3.50/MMBtu Henry Hub NYMEX pricing. The Company’s pro forma oil-weighting is expected to increase to nearly 50%.

●	Attractively priced, immediately accretive to key financial metrics: The acquisitions are attractively priced at 3.0x 2024 estimated Adjusted EBITDAX(1) (after taking into account the consummation of the transactions), in-line with recent Permian transactions. The transactions are expected to deliver an estimated 35% uplift to 2024 Free Cash Flow per share. Civitas expects to generate approximately $1.1 billion of pro forma Free Cash Flow in 2024 at $70/Bbl WTI and $3.50/MMBtu Henry Hub NYMEX pricing.

(1)	Non-GAAP financial measure; see “Non-GAAP Measures” at the end of this release for more information.

●	Increases peer-leading dividend and remains committed to long-term balance sheet strength: Under its existing dividend framework, Civitas expects that its total pro forma dividend will increase by about 20% in 2024. As of the third quarter of 2023, Civitas expects leverage to be approximately 1.1x with a reduction target of less than 1x by year-end 2024. To accelerate debt reduction, the Company amended its share buyback authorization to $500 million through year-end 2024 (previously $1 billion through year-end 2024). In addition, the Company plans to sell approximately $300 million in non-core assets by mid-2024.

●	Balanced portfolio maximizes capital allocation flexibility: Post close, Civitas will have a more balanced asset portfolio with basin and commodity diversity. The transactions will provide flexibility in future capital allocation and optimize returns.

“These accretive and transformative transactions will immediately create a stronger, more balanced and sustainable Civitas,” said Chris Doyle, Civitas President & CEO. “By acquiring attractively priced, scaled assets in the heart of the Permian Basin, we advance our strategic pillars through increased free cash flow and enhanced shareholder returns. We will soon have nearly a decade of price-resilient, high-return drilling inventory. Our strong capital structure allowed us to capture these transformational assets, and, importantly, behind the strength of the pro forma business, we have a clear path to reduce leverage and maintain long-term balance sheet strength.”

Delaware Basin Entry

Civitas has agreed to purchase a portion of Tap Rock’s Delaware Basin assets for $2.45 billion, which includes $1.5 billion in cash and approximately 13.5 million shares of Civitas common stock valued at approximately $950 million, subject to customary anti-dilution and purchase price adjustments. Tap Rock will retain its ownership of the Olympus development area.

The assets include approximately 30,000 net acres, primarily located in Eddy and Lea counties, New Mexico, an area widely considered to be the core of the Delaware Basin. First quarter 2023 average production was approximately 59 MBoe/d, of which 52% was oil. The Company will have an inventory of approximately 350 high-quality locations in the Delaware Basin.

Midland Basin Entry

Civitas has also agreed to purchase Hibernia’s Midland Basin assets for $2.25 billion in cash, subject to customary purchase price adjustments. The assets include approximately 38,000 net acres in Upton and Reagan counties, Texas – an active and well delineated area in the Midland Basin. First quarter 2023 average production was approximately 41 MBoe/d, of which 56% was oil. The Company will have an inventory of approximately 450 high-quality locations on a contiguous acreage position in the Midland Basin.

Financing

Total consideration for the two transactions is approximately $4.7 billion. Civitas plans to fund the two transactions through the incurrence of approximately $2.7 billion of unsecured senior debt, approximately 13.5 million shares of Civitas common stock valued at $950 million, approximately $600 million in borrowings under the Company’s undrawn credit facility and approximately $400 million of cash-on-hand. Bank of America and JP Morgan are also providing Civitas with $3.5 billion of committed financing for the transaction.

Outlook

With two producing basins, Civitas will have the ability to flex capital investments and activity levels between assets to maximize returns, ensure desired outcomes, and mitigate potential operational and timing risks. Guidance on Civitas and the impact of the transactions is shown below. Civitas expects to provide additional guidance details upon closing.

	CIVI 2023 Guidance	Permian Aug-Dec 2023	CIVI Pro Forma 2023 Combined(2)	CIVI Pro Forma 2024 Combined(2)
Total Production (Mboe/d)	160 - 170	100 - 110	200 – 220	270 - 290
Oil Production (Mboe/d)	72 - 77	53 - 58	95 – 105	130 - 140
% Liquids	68 - 70%	74 - 76%	70 - 73%	71 - 74%
Capital Expenditures ($MM)	$800 - $910	$350 - $450	$1,150 - $1,360	$1,600 - $1,800
(2) Assumes an estimated close date of August 1, 2023.

Advisors

BofA Securities and Guggenheim Securities, LLC are serving as financial advisors, Kirkland & Ellis is serving as legal advisor, and DrivePath Advisors is serving as communication advisor for Civitas. Goldman Sachs also provided strategic advice to the Company.

JP Morgan and Baker Botts L.L.P. advised Hibernia, and Jefferies and Vinson & Elkins LLP advised Tap Rock.

Conference Call Information

The Company plans to host a conference call to discuss these transactions at 6:30 a.m. MDT (8:30 a.m. EDT) on June 20, 2023. To participate in the call, please dial toll free (888) 660-6128 or (929) 203-0879 and use Conference ID 4021134. A live webcast will be available on the Investor Relations section of the Company’s website at www.civitasresources.com.

About Civitas Resources, Inc.

Civitas Resources, Inc. is Colorado’s first carbon neutral oil and gas producer and is focused on developing and producing crude oil, natural gas, and natural gas liquids in Colorado’s Denver-Julesburg Basin. The Company is committed to pursuing compelling economic returns and cash flow while delivering best-in-class cost leadership and capital efficiency. Civitas is dedicated to safety, environmental responsibility, and implementing industry leading practices to create a positive local impact. For more information about Civitas, please visit www.civitasresources.com.

About NGP

NGP is a premier private equity firm that believes energy is essential to progress. Founded in 1988, NGP is moving energy forward by investing in innovation and empowering energy entrepreneurs in natural resources and energy transition. With over $20 billion of cumulative equity commitments, NGP backs portfolio companies focused on responsibly solving and securing the energy needs of today and leading the way to a cleaner, more reliable and more affordable energy future. For more information, visit www.ngpenergy.com.

Forward-Looking Statements and Cautionary Statements

Certain statements in this release concerning future opportunities for Civitas, future financial performance and condition, guidance and any other statements regarding Civitas’ future expectations, beliefs, plans, objectives, financial conditions, returns to shareholders assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding Civitas’ plans and expectations with respect to the transactions contemplated by the definitive agreements related to the acquisitions of Hibernia and Tap Rock (collectively, the "Acquisitions") and the anticipated impact of the Acquisitions on Civitas’ results of operations, financial position, growth opportunities, reserve estimates and competitive position. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, Civitas’ future financial condition, results of operations, strategy and plans; the ability of Civitas to realize anticipated synergies related to the Acquisitions in the timeframe expected or at all; changes in capital markets and the ability of Civitas to finance operations in the manner expected; the effects of commodity prices; and the risks of oil and gas activities. Additionally, risks and uncertainties that could cause actual results to differ materially from those anticipated also include: declines or volatility in the prices we receive for our oil, natural gas, and natural gas liquids; general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business, including any future economic downturn, the impact of continued or further inflation, disruption in the financial markets and the availability of credit on acceptable terms; the effects of disruption of our operations or excess supply of oil and natural gas due to world health events and the actions by certain oil and natural gas producing countries including Russia; the continuing effects of the COVID-19 pandemic, including any recurrence or the worsening thereof; the ability of our customers to meet their obligations to us; our access to capital on acceptable terms; our ability to generate sufficient cash flow from operations, borrowings, or other sources to enable us to fully develop our undeveloped acreage positions; our ability to continue to pay dividends at their current level or at all; the presence or recoverability of estimated oil and natural gas reserves and the actual future sales volume rates and associated costs; uncertainties associated with estimates of proved oil and gas reserves; the possibility that the industry may be subject to future local, state, and federal regulatory or legislative actions (including additional taxes and changes in environmental, health and safety regulation and regulations addressing climate change); environmental, health and safety risks; seasonal weather conditions, as well as severe weather and other natural events caused by climate change; lease stipulations; drilling and operating risks, including the risks associated with the employment of horizontal drilling and completion techniques; our ability to acquire adequate supplies of water for drilling and completion operations; availability of oilfield equipment, services, and personnel; exploration and development risks; operational interruption of centralized oil and natural gas processing facilities; competition in the oil and natural gas industry; management’s ability to execute our plans to meet our goals; unforeseen difficulties encountered in operating in new geographic areas; our ability to attract and retain key members of our senior management and key technical employees; our ability to maintain effective internal controls; access to adequate gathering systems and pipeline take-away capacity; our ability to secure adequate processing capacity for natural gas we produce, to secure adequate transportation for oil, natural gas, and natural gas liquids we produce, and to sell the oil, natural gas, and natural gas liquids at market prices; costs and other risks associated with perfecting title for mineral rights in some of our properties; political conditions in or affecting other producing countries, including conflicts in or relating to the Middle East, South America and Russia (including the current events involving Russia and Ukraine), and other sustained military campaigns or acts of terrorism or sabotage; and other economic, competitive, governmental, legislative, regulatory, geopolitical, and technological factors that may negatively impact our businesses, operations, or pricing. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional information concerning other risk factors is also contained in Civitas’ most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other Securities and Exchange Commission (“SEC”) filings. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Civitas does not assume any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Disclaimer

The common stock repurchase authorization permits Civitas to make repurchases on a discretionary basis as determined by management, subject to market conditions, applicable legal requirements, available liquidity, compliance with the company's debt agreements and other appropriate factors. Acquisitions under this repurchase authorization are to be made through open market or privately negotiated transactions and may be made pursuant to plans entered into in accordance with Rule 10b5-1 and/or Rule 10b-18 of the Securities Exchange Act of 1934. This repurchase authorization does not obligate Civitas to acquire any particular amount of common stock or warrants, and may be modified, extended, suspended or discontinued at any time without prior notice. No assurance can be given that any particular amount of common stock or warrants will be repurchased.

Non-GAAP Measures

To provide investors with additional information in connection with our results as determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we disclose certain non-GAAP financial measures. The non-GAAP financial measures include Adjusted EBITDAX, free cash flow and related calculations. We believe the non-GAAP financial measures provide users of our financial information with additional meaningful comparisons between the current results and results of prior periods, as well as comparisons with peer companies. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing our financial results. Therefore, these measures should not be considered in isolation or as an alternative or superior to GAAP measures. You should be aware that our presentation of these measures may not be comparable to similarly-titled measures used by other companies.

For further information, please contact:

Investor Relations:

John Wren, ir@civiresources.com

Media:

Rich Coolidge, info@civiresources.com